Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. § 1350)

I, William Snyder, the chief financial officer of Peak International Limited (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge:

(i)	the Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 18, 2004

/s/ WILLIAM SNYDER William Snyder
Chief Financial Officer